Exhibit 99.1

Auto Parts 4Less Group Inc. Announces Significant Operational Growth and Cost Reduction

•    Company Reports 89% Month-over-Month Growth in Sales

FOR IMMEDIATE RELEASE September 11th, 2023 – Las Vegas, NV - Auto Parts 4Less Group, Inc. (OTC Pink: FLES) (the “Company,” “AutoParts4Less,” “FLES”) – the operator of the specialized automotive parts marketplace AutoParts4Less.com, today shared a notable investor update from the Company’s CEO.

“I am thrilled to update our investors and stakeholders on the incredible progress we have achieved in a relatively short span of time,” said Christopher Davenport, CEO and founder of Auto Parts 4Less. “Leveraging the $500 billion U.S. automotive parts sector with the world’s largest parts sellers on our marketplace, the company achieved nearly 90 percent sales growth over the previous month and we’re on a terrific trajectory for the rest of 2023. Our goal is to be the go-to destination for all automotive parts, and I am proud to say we are on track to achieve this.”

Key Highlights (unaudited and subject to change):

•	Sales Momentum: From June’s $29,239 to July's $40,058, to August's impressive $75,767, Auto Parts 4 Less Group, Inc. reported an 89% month-over-month growth in total sales. The Company’s focus remains on controlling costs while simultaneously boosting sales.

•	Financial Turnaround: The Company reported a 75.4% decrease in subsidiary losses from January to August.

•	Expanding Catalog: The corporate catalog now boasts over 5.8 million products across 8,000 brands and 3,000 categories. “We're proud to work with some of the largest automotive parts manufacturers and resellers in America.” Davenport said.

•	Platform Stability: The platform's stability has been greatly enhanced through recent code improvements, the deployment of B2B Portal, Elasticsearch, and the introduction of a warranty program; this has led to an increase in both organic and paid traffic.

•	Addressing Balance Sheet Challenges: Addressing balance sheet debt is a top priority, and Auto Parts 4Less is actively collaborating with debt holders to devise a plan that benefits all stakeholders and keeps the company moving forward.

“Platforms like Uber, Airbnb, Instacart, and Alibaba highlight the potential of our marketplace,” Davenport said. “The faith and continued support of our dedicated investors has been our backbone. Our aim goes beyond increasing sales; we're dedicated to operational efficiency and ensuring maximum returns for all stakeholders.”

About Auto Parts 4Less Group, Inc.

Auto Parts 4Less Group, Inc. entered the online auto parts business in 2015, selling lift kits and other aftermarket accessories for Jeeps, Trucks, and SUVs on eBay and Amazon. In early 2020, the Company began developing AutoParts4Less.com as a multi-seller enterprise-level marketplace dedicated to consolidating the $500 billion annual aftermarket automotive parts industry, including cars, trucks, boats, motorcycles, and RVs, on a single platform. AutoParts4Less.com officially launched with a catalogue size of around 2 million parts from over 25 parts sellers in November 2022.

For more information about Auto Parts 4Less Group, Inc., please visit www.AutoParts4LessGroup.com

Forward Looking Statements

This information contains certain forward-looking statement: These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Industry data provided herein is of no predictive value regarding the future sale of the Company’s products. No information in this press release should be construed as any indication whatsoever of the Company’s future financial results, revenues, or stock price.

Contact

Christopher Davenport, CEO

Auto Parts 4Less Group Inc

Email: investorrelations@ap4less.com